Exhibit 3.9

Form 205 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company	This space reserved for office use. FILED In the Office of the Secretary of State of Texas MAY 01 2014 Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

SWN E & P Services, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☑   A. The initial registered agent is an organization (cannot be entity named above) by the name of:

CT Corporation System

OR

☐   B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C.   The business address of the registered agent and the registered office address is:

1999 Bryan Street, Suite 900	Dallas	TX	75201-1172
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☐   A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☑   B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

  GOVERNING PERSON 1

  NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix

  OR

  IF ORGANIZATION

Southwestern Energy Company
Organization Name

  ADDRESS

2350 N. Sam Houston Parkway E., Ste 125	Houston	TX	USA	77032
Street or Mailing Address	City	State	Country	Zip Code

GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

First Name	M.I.	Last Name		Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS

Street or Mailing Address	City	State	Country	Zip Code

GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

First Name	M.I.	Last Name		Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS

Street or Mailing Address	City	State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by-reference.]

The Texas limited liability company is formed under a plan of conversion. The name of the converting entity is SWN E & P Services, LLC with offices located at 2350 N. Sam Houston Parkway E., Ste. 125, Houston, TX 77032. SWN E & P Services, LLC is an Arkansas limited liability company that was formed on June 20, 2008.

Organizer

The name and address of the organizer:

John C. Ale
Name

2350 N. Sam Houston Parkway E., Suite 125	Houston	TX	77032
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	April 29, 2014

/s/ John C. Ale
Signature of organizer John C. Ale
Printed or typed name of organizer

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